Exhibit 99.6

STAR BULK CARRIERS CORP.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the "Rights") to purchase common shares ("Common Shares") of Star Bulk Carriers Corp. ("Star Bulk") pursuant to the Rights Offering described and provided for in the Star Bulk prospectus dated [●], 2013 (the "Prospectus"), hereby certifies to Star Bulk, American Stock Transfer and Trust Co., LLC, as subscription agent for the Rights Offering, and to Advantage Proxy Inc., as information agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Subscription Privilege (as such term is defined in the Prospectus):

	Number of Common Shares Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Privilege

1.
2.
3.
4.
5.
6.
7.
8.
9.

Provide the following information if applicable:

Depositary Trust Company ("DTC")
Participant Number

[PARTICIPANT]

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s)